UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2007

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Carillon Parkway

St. Petersburg, Florida 33716

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Long as Chief Executive Officer and Director

On March 1, 2007, John Long submitted his resignation as the Chief Executive Officer and as a director of First Advantage Corporation (“First Advantage”), effective as March 30, 2007. Mr. Long served as Chief Executive Officer and as a director of First Advantage since 2003. Mr. Long remains employed as a consultant to First Advantage for an additional eighteen months from the effective date of his resignation.

In connection with his resignation from First Advantage, Mr. Long and First Advantage entered into a Transition Agreement dated as of March 2, 2007. The Transition Agreement provides that Mr. Long will receive a cash severance payment of $4,400,000 million to be paid in two equal installments between April 2007 and March 2008. In addition, Mr. Long will receive an acceleration of his unvested options, effective March 30, 2007 and two restrictive stock awards, effective March 30, 2007. An additional restrictive stock award made to Mr. Long will vest during the term of restrictive covenants set forth in the Transition Agreement. Restricted stock units, previously granted to Mr. Long, will continue to vest according to the terms of First Advantage’s 2003 Incentive Compensation Plan. In the Transition Agreement, Mr. Long provided a general waiver and release of claims against First Advantage and agreed to certain noncompetition, nonsolicitation and nondisparagement obligations for a period of 24 months, ending March 2, 2009. The Transition Agreement was approved by First Advantage’s board of directors.

Appointment of Anand Nallathambi as Chief Executive Officer and Director

On March 1, 2007, the Board of Directors of First Advantage appointed Anand Nallathambi to the position of Chief Executive Officer of First Advantage, effective March 30, 2007. The Board of Directors also appointed Mr. Nallathambi to the Board of Directors to fill the vacancy on the Board of Directors created by the resignation of Mr. Long. Mr. Nallathambi will stand for election along with First Advantage’s other directors at First Advantage’s 2007 Annual Meeting of Stockholders. Mr. Nallathambi, age 45, has served as the President of First Advantage since September 2005. Following First Advantage’s acquisition of the Credit Information Group from The First American Corporation, Mr. Nallathambi was appointed president of First Advantage. Prior to joining First Advantage, Mr. Nallathambi served as president of First American’s Credit Information Group and as president of First American Appraisal Services from 1996 to 1998. Mr. Nallathambi received a masters in business administration from California Lutheran University after obtaining a bachelor of arts degree in economics from Loyola University in Madras, India. Mr. Nallathambi has not been appointed to any committees of the Board of Directors, and Mr. Nallathambi has not participated in any transactions with First Advantage that are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

On March 5, 2007, First Advantage issued a press release announcing the resignation of Mr. Long and the appointment of Mr. Nallathambi, which press release is attached hereto a Exhibit 99.1. First Advantage will discuss these events in more detail on Monday, March 5, 2007, at 10:00 EST, via teleconference and webcast. Information necessary to access this teleconference and webcast is included in the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit:

Exhibit No.	Description
99.1	Press release dated March 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Date: March 5, 2007

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated March 5, 2007	Filed herewith.